                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report                                               February 22, 1999
Date of earliest event reported):                            (December 7, 1998)
                                                             ------------------


                              Berger Holdings, Ltd.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

      Pennsylvania                   000-12362               23-2160077
-------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission            (IRS Employer
     of Incorporation)              File Number)         Identification No.)


805 Pennsylvania Boulevard, Feasterville, PA                    19053
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code:       (215) 355-1200
                                                          --------------

Item 2.  Acquisition of Assets.


         On December 22, 1998 the Registrant filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "December 8-K") regarding its acquisition of all of the assets of Sheet Metal Manufacturing Co., Inc., a Delaware corporation ("Sheet Metal"), pursuant to a certain Asset Purchase Agreement, dated as of December 2, 1998, by and among the Registrant, Sheet Metal and Bund Capital Limited Partnership, a Maryland limited partnership and the 95% shareholder of Sheet Metal.

         In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of Sheet Metal and (ii) certain pro forma information with regard to the Registrant in filing its Form 8-K. The Registrant hereby amends the December 8-K to file such financial statements and pro forma information, in accordance with Item 7(a)(4) of Form 8-K.

Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.


        (a.)  Financial Statements of business acquired.

The required audited financial statements of Sheet Metal Manufacturing Co., Inc. are attached to this document.

        (b.)  Pro forma financial information.

The following unaudited pro forma combined condensed balance sheet as of December 31, 1997 and the unaudited pro forma combined condensed income statements for the year ended December 31, 1997, give effect to the acquisition of Sheet Metal's business segment as if it had occurred on January 1, 1997. The unaudited pro forma information is based on the historical financial statements of the Registrant and Sheet giving effect to the transaction as an asset purchase.

The unaudited pro forma statements have been prepared by the Registrant's management based upon the financial information of the Registrant and Sheet Metal. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during these periods or may be reported in the future. These unaudited pro forma financial statements should be read in conjunction with the separate notes to unaudited financial statements and related notes thereto of the Registrant and Sheet Metal.



        (c.)  Exhibits

              23.1  Consent of Independent Auditor

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BERGER HOLDINGS, LTD.



Dated: February 22, 1999      By: /s/ JOSEPH F. WEIDERMAN
                                  ---------------------------
                                  Joseph F. Weiderman
                                  President

                   Pro Forma Condensed Combined Balance Sheets
                        of the Registrant and Sheet Metal
                               As of December 1997
                                   (Unaudited)

                                                   Historical        Historical     Pro Forma       Pro Forma
                                                   Registrant        Sheet Mtl.(a)  Adjustments     Results
                                                   ------------      ------------   -----------     ------------
ASSETS
Current assets:
        Cash                                       $  4,411,347        108,056              --      $  4,519,403

        Accounts Receivable                           1,655,327      1,276,344                      $  2,931,671
        Inventories                                   2,652,466      1,279,696    $    281,000 (b)  $  4,213,162
        Prepaid and other expenses                      372,721        450,192              --      $    822,913
        Deferred income taxes                           800,000         22,000              --      $    822,000
                                                   ------------     ------------  ----------------  ------------
                Total current assets                  9,891,861      3,136,288                      $ 13,309,149

        Property, plant and equipment, net            6,110,128      1,513,388        (703,388)(b)  $  6,920,128
        Other assets                                  1,526,575        394,613              --      $  1,921,188
        Deferred income taxes                           700,000           --                --      $    700,000
        Goodwill                                      1,522,649           --           766,267 (g)  $  2,288,916
                                                   ------------     ------------  ----------------  ------------
                TOTAL ASSETS                       $ 19,751,213     $5,044,289         343,879      $ 25,139,381
                                                   ------------     ------------  ----------------  ------------
                                                   ------------     ------------  ----------------  ------------
LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
        Current portion of long-term obligations        522,679     $2,760,555      (2,760,555)(f)  $    522,679
        Accounts Payable                                251,093        791,238        (791,238)(f)  $    251,093
        Accrued expenses                                462,023        141,997        (141,997)(f)  $    462,023
                                                   ------------     ------------  ----------------  ------------
                Total current liabilities             1,235,795      3,693,790      (3,693,790)     $  1,235,795

        Long-term debt, net of current portion        6,022,147      1,324,352       2,839,246 (c)  $ 10,185,745
                                                   ------------     ------------  ----------------  ------------
                Total liabilities                     7,257,942      5,018,142        (854,544)     $ 11,421,540

        Stockholders' equity                         12,493,271         26,147       1,198,423      $ 13,717,841
                                                   ------------     ------------  ----------------  ------------
        TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                 $ 19,751,213     $5,044,289         343,879      $ 25,139,381
                                                   ------------     ------------  ----------------  ------------
                                                   ------------     ------------  ----------------  ------------



See Notes to Pro Forma Condensed Combined Financial Statements.

              Pro Forma Condensed Combined Statements of Operations
                        of the Registrant and Sheet Metal
                          Year ended December 31, 1997
                                   (Unaudited)

                                      Historical      Historical      Pro Forma        Pro Forma
                                      Registrant      Sheet Mtl. (a)  Adjustments      Results
                                     ------------    ---------------  ------------     ------------
Net Sales                            $ 20,748,017    $ 11,750,035                      $ 32,498,052
Cost of Sales                          16,196,776      10,380,640        167,821 (d)     26,745,237
                                     ------------    ---------------  ------------     ------------
Gross profit                            4,551,241       1,369,395     ($ 167,821)         5,752,815
                                     ------------    ---------------  ------------     ------------
Selling administrative and general
        expenses                        2,963,614       1,931,983     (1,588,994)(h)     3,306,603
                                     ------------    ---------------  ------------     ------------
Income (loss) from operations           1,587,627        (562,588)                       2,446,212
                                     ------------    ---------------  ------------     ------------
Other (expense) income:
        Interest expense                 (581,624)       (382,035)        87,035 (e)       (876,624)
        Other income, net                  14,374          88,253              --           102,627
                                     ------------    ---------------  ------------     ------------
Income (loss) before income taxes    $  1,020,377    ($   856,370)     1,508,208          1,672,215

Provision for income tax benefit        1,000,000         309,785              --         1,000,000
                                     ------------    ---------------  ------------     ------------
Net income (loss)                    $  2,020,377    ($   546,585)    $1,198,423       $  2,672,215
                                     ------------    ---------------  ------------     ------------
                                     ------------    ---------------  ------------     ------------




See Notes to Pro Forma Condensed Combined Financial Statements.

                            Berger Holdings, Ltd.
          Notes to Pro Forma Condensed Combined Financial Statements

(a) Certain reclassifications were made to conform to the Registrant's headings.

(b) Adjustments to the Sheet Metal assets based on appraisals of the particular assets which were acquired.

(c) Net increase in long-term debt resulting from the following:

Additional debt incurred in connection with the acquisition         $ 4,163,598
Less Sheet Metal's debt, not assumed by Registrant                   (1,324,352)
                                                                    -----------
        Net increase                                                $ 2,839,246
                                                                    -----------
                                                                    -----------

(d) Additional depreciation expense and rent expense resulting from the assets acquired from Sheet Metal, assuming the purchase had taken place on January 1, 1997. Depreciation of purchased assets was based on a 10-year life.

(e) Net interest expense relating to the purchase of Sheet Metal, assuming an interest rate of 9% annually.

(f) Removal of Sheet Metal's liabilities which are not being assumed by the Registrant.

(g) Goodwill resulting from the purchase of Sheet Metal's assets is as follows:

Goodwill from acquisition                                             $ 821,000
Less annual amortization                                                (54,733)
                                                                      ---------
      Net increase                                                    $ 766,267
                                                                      ---------
                                                                      ---------

(h) Reduction of certain Sheet Metal sales and administrative and general expenses net of additional amortization as follows:

Reduction of expenses                                               $ 1,643,727
Less amortization of goodwill                                           (54,733)
                                                                    -----------
      Net decrease                                                  $ 1,588,994
                                                                    -----------
                                                                    -----------

       Goodwill is amortized over a 15-year life.

                     Sheet Metal Manufacturing Company, Inc.
                                  Balance Sheet
                            As of September 30, 1998
                                   (Unaudited)


ASSETS
Current assets:
        Cash                                                          $    9,502
        Accounts Receivable                                            1,984,570
        Inventories                                                    1,974,500
        Prepaid and other expenses                                       128,566
        Deferred income taxes                                             55,000
                                                                      ----------
                Total current assets                                   4,152,138

        Property, plant and equipment, net                             1,470,742
        Other assets                                                     418,309
                                                                      ----------
                TOTAL ASSETS                                          $6,041,189
                                                                      ----------
                                                                      ----------
LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
        Current portion of long-term obligations                      $1,906,459
        Accounts Payable                                               1,412,260
        Accrued expenses                                                 153,919
                                                                      ----------
                Total current liabilities                              3,472,638

        Long-term debt, net of current portion                         2,462,374
                                                                      ----------
                Total liabilities                                      5,935,012

        Stockholders' equity                                             106,177
                                                                      ----------
        TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                                    $6,041,189
                                                                      ----------
                                                                      ----------

                     Sheet Metal Manufacturing Company, Inc.
                             Statement of Operations
                            As of September 30, 1998
                                   (Unaudited)


Net Sales                                                           $ 8,502,204
Cost of Sales                                                         7,345,450
                                                                    -----------
Gross profit                                                          1,156,754
                                                                    -----------
Selling administrative and general
        expenses                                                      1,122,815
                                                                    -----------
Income (loss) from operations                                            33,939
Other (expense) income:
        Interest expense                                               (279,000)
        Other income, net                                                52,000
                                                                    -----------
Income (loss) before income taxes                                   ($  193,061)

Provision for income tax benefit                                           --
                                                                    -----------
Net income (loss)                                                   ($  193,061)
                                                                    -----------
                                                                    -----------

FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 1997 AND 1996




                            SHEET METAL MANUFACTURING
                                  COMPANY, INC.

                     SHEET METAL MANUFACTURING COMPANY, INC.

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                    CONTENTS



Independent Auditor's Report ...............................................   1

Financial Statements:

   Balance Sheets .......................................................... 2-3

   Statements of Operations ................................................   4

   Statements of Shareholders' Equity ......................................   5

   Statements of Cash Flows ................................................ 6-7

Notes to Financial Statements ..............................................8-14

                          INDEPENDENT AUDITOR'S REPORT





Board of Directors
Sheet Metal Manufacturing Company, Inc.
Ridgewood, Queens, New York


We have audited the accompanying balance sheets of Sheet Metal Manufacturing Company, Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sheet Metal Manufacturing Company, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                      /s/Friedman & Fuller, P.C.

February 6, 1998
November 10, 1998 as to the
 last paragraph of Note 5

                        METAL MANUFACTURING COMPANY, INC.

                                 BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                     ASSETS

                                                            1997         1996
                                                         ----------   ----------
Current assets:
   Cash                                                  $  108,056   $   27,558
   Accounts receivable:
     Trade (net of allowance for doubtful accounts of
      $33,919 in 1997 and $47,245 in 1996)                1,276,344    1,869,446
     Other                                                                 4,051
   Inventory                                              1,279,696    1,339,731
   Due from affiliates                                       84,291       60,971
   Prepaid expenses and other                                86,401      106,651
   Income tax refunds receivable                            279,500
   Deferred income tax asset                                 22,000       25,000
                                                         ----------   ----------
     Total current assets                                 3,136,288    3,433,408
                                                         ----------   ----------
Property, plant and equipment:
   Land                                                     324,432      324,432
   Building and improvements                              1,510,864    1,510,864
   Machinery and equipment                                1,036,893    1,026,712
   Trucks and automobiles                                   296,768      296,768
   Computer equipment                                        98,480       89,965
   Furniture and fixtures                                    37,506       37,506
                                                         ----------   ----------
                                                          3,304,943    3,286,247
   Less accumulated depreciation                          1,791,555    1,690,174
                                                         ----------   ----------
                                                          1,513,388    1,596,073
                                                         ----------   ----------
Other assets:
   Notes and loans receivable, affiliates                   318,721      404,913
   Deferred charges, net of accumulated amortization
    of $184,300 in 1997 and $54,208 in 1996                  75,892      205,984
                                                         ----------   ----------
                                                            394,613      610,897

                                                         $5,044,289   $5,640,378
                                                         ----------   ----------
                                                         ----------   ----------

                        See Notes to Financial Statements

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                      LIABILITIES AND SHAREHOLDERS' EQUITY




                                                         1997           1996
                                                      -----------    -----------
Current liabilities:
   Note payable, bank                                 $ 1,397,817    $ 1,240,772
   Current portion of long-term debt                    1,362,738        252,762
   Accounts payable                                       791,238        807,434
   Accrued expenses                                       141,997         77,657
   Income taxes payable                                                   20,600
                                                      -----------    -----------
     Total current liabilities                          3,693,790      2,399,225
                                                      -----------    -----------
Non-current liabilities:
   Deferred income taxes                                  164,500        201,800
   Long-term debt, net of current portion                  93,531      1,456,267
   Subordinated debt, shareholders                      1,066,321      1,010,354
                                                      -----------    -----------
                                                        1,324,352      2,668,421
                                                      -----------    -----------
Shareholders' equity:
   Common stock, $10 par; authorized, 100 shares;
    issued and outstanding 85 shares                          850            850
   Paid-in capital                                        320,511        320,511
   Retained earnings (deficit)                           (295,214)       251,371
                                                      -----------    -----------
                                                           26,147        572,732
                                                      -----------    -----------
                                                      $ 5,044,289    $ 5,640,378
                                                      -----------    -----------
                                                      -----------    -----------

                        See Notes to Financial Statements

                     SHEET METAL MANUFACTURING COMPANY, INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                    1997               1996
                                                ------------       ------------
Sales                                           $ 11,750,035       $ 12,558,456

Cost of sales                                      9,239,765          9,774,971
                                                ------------       ------------
Gross profit                                       2,510,270          2,783,485
                                                ------------       ------------
Operating expenses:
   Warehouse and distribution                      1,140,875          1,143,488
   Selling                                           488,256            449,036
   General and administrative                      1,443,727            883,553
                                                ------------       ------------
                                                   3,072,858          2,476,077
                                                ------------       ------------
Income (loss) from operations                       (562,588)           307,408
                                                ------------       ------------
Other income (expense):
   Rental income                                      43,865             49,488
   Interest expense                                 (382,035)          (338,242)
   Other                                              44,388            125,457
                                                ------------       ------------
                                                    (293,782)          (163,297)
                                                ------------       ------------
Income (loss) before income taxes                   (856,370)           144,111

Income tax expense (benefit)                        (309,785)            65,234
                                                ------------       ------------
Net income (loss)                               $   (546,585)      $     78,877
                                                ------------       ------------
                                                ------------       ------------

                        See Notes to Financial Statements

                        See Notes to Financial Statements
                        METAL MANUFACTURING COMPANY, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                                                 TOTAL
                                                 COMMON         PAID-IN        RETAINED       SHAREHOLDERS'
                                                 STOCK          CAPITAL        EARNINGS        EQUITY
                                               ---------       ---------       ---------       ---------
Balance, January 1, 1996                       $   1,000       $ 320,362       $ 172,494       $ 493,856

Repurchase and retirement of 15 shares of
 common stock                                       (150)            149                              (1)

Net income for the year                                                           78,877          78,877
                                               ---------       ---------       ---------       ---------
Balance, December 31, 1996                           850         320,511         251,371         572,732

Net loss for the year                                                           (546,585)       (546,585)
                                               ---------       ---------       ---------       ---------
Balance, December 31, 1997                     $     850       $ 320,511       $(295,214)      $  26,147
                                               ---------       ---------       ---------       ---------
                                               ---------       ---------       ---------       ---------


                        See Notes to Financial Statements

                        METAL MANUFACTURING COMPANY, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996






                                                               1997           1996
                                                           ------------    ------------
Cash flows from operating activities:
   Cash received from customers                            $ 12,388,439    $ 12,063,126
   Cash paid to suppliers and employees                     (11,772,254)    (11,770,408)
   Interest received                                             12,021          10,725
   Interest paid                                               (326,068)       (279,347)
   Income taxes refunded                                                        100,266
   Income taxes paid                                            (24,615)         (7,200)
                                                           ------------    ------------
     Net cash provided by operating activities                  277,523         117,162
                                                           ------------    ------------
Cash flows from investing activities:
   Loans made to affiliates                                     (82,614)       (157,433)
   Loan acquisition costs                                                      (260,192)
   Repayment of affiliate loans                                                  82,000
   Acquisition of property and equipment                        (18,696)        (15,422)
                                                           ------------    ------------
     Net cash used in investing activities                     (101,310)       (351,047)
                                                           ------------    ------------
Cash flows from financing activities:
   Repayment of prior note payable, bank                                     (1,109,396)
   Net borrowings on note payable, bank                         157,045       1,240,772
   Repayment of prior long-term debt                                         (1,400,000)
   Proceeds from issuance of long-term debt                                   1,600,000
   Principal payments on long-term debt                        (252,760)       (121,584)
                                                           ------------    ------------
     Net cash provided by (used in) financing activities        (95,715)        209,792
                                                           ------------    ------------
Net increase (decrease) in cash                                  80,498         (24,093)

Cash, beginning of year                                          27,558          51,651
                                                           ------------    ------------
Cash, end of year                                          $    108,056    $     27,558
                                                           ------------    ------------
                                                           ------------    ------------

                        See Notes to Financial Statements

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                         1997          1996
                                                                       ---------    ---------
Reconciliation of net income (loss) to net cash
 provided by operating activities:

   Net income (loss)                                                   $(546,585)   $  78,877
                                                                       ---------    ---------
   Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
     Provision for losses on accounts receivable                         (13,326)       6,033
     Depreciation and amortization                                       231,473      220,736
     Interest on subordinated debt                                        55,967       58,895
     Subordinated debt forgiven                                                       (67,905)
     Deferred income taxes                                               (34,300)      22,700
     (Increase) decrease in:
       Accounts receivable, trade                                        606,428     (562,559)
       Accounts receivable, other                                          4,051       11,516
       Inventory                                                          60,035      (20,797)
       Due from affiliates                                               (23,320)     (21,630)
       Prepaid expenses and other                                         20,250      (31,183)
       Income tax refunds receivable                                    (279,500)     115,000
       Accrued interest on notes and loans receivable,
        affiliate                                                        (24,987)     (18,973)
       Rental payments applied against notes
        receivable, affiliate                                            193,793
     Increase (decrease) in:
       Accounts payable                                                  (16,196)     319,089
       Accrued expenses                                                   64,340      (13,237)
       Income taxes payable                                              (20,600)      20,600
                                                                       ---------    ---------
   Total adjustments                                                     824,108       38,285
                                                                       ---------    ---------
   Net cash provided by operating activities                           $ 277,523    $ 117,162
                                                                       ---------    ---------
                                                                       ---------    ---------
Supplemental schedule of noncash investing and
 financing activities:

   Equipment purchased and obligation incurred under
    capital lease                                                                   $  80,000

   Buyout of former shareholder's stock and
    subordinated debt for issuance of note                                            150,001
                                                                                    ---------
                                                                                    $ 230,001
                                                                                    ---------
                                                                                    ---------

                        See Notes to Financial Statements

                     SHEET METAL MANUFACTURING COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



1.     ORGANIZATION AND DESCRIPTION OF OPERATIONS:

       Sheet Metal Manufacturing Co., Inc. (the Company) consists of two manufacturing and distribution divisions of roof drainage products located in Ridgewood, New York, and Waterbury, Connecticut. The Company's customers are building material wholesalers located throughout the United States with most located in the northeastern United States. Credit is granted to substantially all of these customers on an unsecured basis.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       CASH BALANCES:
       The Company maintains cash in a financial institution in amounts which at times exceed the Federal government's deposit insurance.

       INVENTORY:
       Inventory is stated at full absorption cost, computed on the last-in, first-out (LIFO) method.

       PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION:
       Property, plant and equipment are stated at cost. Depreciation is being provided on the straight-line method over the estimated useful lives of the related assets as follows:

                 ASSET                         LIFE
------------------------------       -------------------------
Building and improvements            30 to 31-1/2 years
Machinery and equipment              10 years
Trucks and automobiles                5 years
Data processing equipment             7 years
Furniture and fixtures                7 years


       Included in property, plant and equipment at December 31, 1997 and 1996, is $74,900 of equipment acquired under a capital lease. Depreciation expense and accumulated depreciation at December 31, 1997 and 1996, related to this equipment was $14,980 and $7,490, respectively.

       INCOME TAXES:
       The Company provides for deferred income taxes arising from differences in the financial statement and tax bases of assets and liabilities which will result in taxable or deductible amounts in the future.

       USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



3.     INVENTORY:

       At December 31, 1997 and 1996, inventory consisted of the following components:

                                                         1997            1996
                                                      ----------      ----------
Raw materials                                         $  598,197      $  697,022

Manufactured finished goods, and goods
 purchased for resale                                    681,499         642,709
                                                      ----------      ----------
                                                      $1,279,696      $1,339,731
                                                      ----------      ----------
                                                      ----------      ----------

       If inventory had been determined by the first-in, first-out (FIFO) method, net income (loss) would have been approximately $(466,000) in 1997 and $37,000 in 1996; retained earnings would have been approximately $(33,000) in 1997 and $433,000 in 1996; and inventory would have been greater by approximately $381,000 in 1997 and $254,000 in 1996.


4.     RELATED PARTIES:

       Amounts due from affiliates represent transactions occurring in the ordinary course of business. There is no interest associated with any of these transactions. During the years ended December 31, 1997 and 1996, the Company sold approximately $648,000 and $659,000, respectively, of product to affiliates, which are related through common ownership.

       Amounts classified as "notes and loans receivable" bear interest at rates of 9-3/4% to 12% per annum, with interest payable monthly. A portion of these amounts is due on demand; however, management does not intend to call the notes during the next fiscal year and, accordingly, the amounts are reflected as long-term. The remaining notes have stated maturity dates ranging from December 1999 through August 2001. Interest income related to the notes for the years ended December 31, 1997 and 1996, was approximately $37,000 and $30,000, respectively.

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



5.     NOTE PAYABLE, BANK:

       In July 1996, the Company entered into a new line of credit that provides for maximum borrowings of $2,250,000. The borrowing base is determined by 80% of eligible receivables plus 50% of eligible inventory. The line of credit bears interest at the prime rate plus 1-1/2%, which is payable monthly. Substantially all assets of the Company are pledged as collateral under this agreement. Borrowings are available through July 1998 when all amounts outstanding become due in full.

       The Company incurred costs of $260,192 related to the above financing. These costs have been capitalized as a deferred charge and are being amortized over the two-year life of the loan. Amortization expense related to these costs was $130,092 and $54,208 for the years ended December 31, 1997 and 1996.

       In connection with this agreement, the Company has agreed to maintain, among other provisions, certain minimums of tangible net worth, debt to equity ratio, debt service coverage, net income and working capital. The Company has also agreed to subordinate certain shareholder loans (see
       Note 8). At December 31, 1997, the Company was not in compliance with all of these covenants. As of November 10, 1998, the lender has agreed to extend the maturity of the debt to December 15, 1998.

6.     LONG-TERM DEBT:

                                                        1997            1996
                                                     ----------       ----------
Mortgage note payable, interest
at prime plus 1-7/8% per annum,
payable in monthly principal
installments of $5,833 plus
interest through July 1998 at
which time the balance is due. (a)                   $1,300,833       $1,370,834

Term note payable, interest at
prime plus 2.25% per annum;
payable in monthly principal
install-ments of $11,111 plus
interest through January 1998. (a)                       11,111          144,445

Note payable to former
shareholder, interest at 10% per
annum, payable in quarterly
principal installments of $8,824
plus interest through January
1999 when outstanding amounts are
payable in full.                                         88,236          123,529

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996





6.     LONG-TERM DEBT (CONTINUED):

                                                                1997       1996
                                                           ----------   ----------
Capital lease obligation, interest at 9-1/4%, payable in
monthly principal and interest install-ments of $1,670
through March 2001.  (b)                                   $   56,089   $   70,221
                                                           ----------   ----------

                                                            1,456,269    1,709,029
Less current portion                                        1,362,738      252,762
                                                           ----------   ----------
Long-term portion                                          $   93,531   $1,456,267
                                                           ----------   ----------
                                                           ----------   ----------

       (a) Terms and conditions are the same as the note payable, bank (see Note 5.)

       (b) During 1996, the Company entered into a noncancellable capitalized lease for equipment that expires in March 2001. Future minimum lease payments under this agreement for years ending December 31, are as follows:

                    1998                                               20,040
                    1999                                               20,040
                    2000                                               20,040
                    2001                                                5,010
                                                                    ---------
                                                                       65,130

      Less amount representing interest at 9.25%                        9,041
                                                                    ---------
      Present value of future minimum lease payments                $  56,089
                                                                    ---------
                                                                    ---------

       Long-term debt matures during years ending December 31, as follows:

                 1998                                          1,362,738
                 1999                                             69,934
                 2000                                             18,631
                 2001                                              4,966
                                                             -----------
                                                             $ 1,456,269
                                                             -----------
                                                             -----------

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



7.     SUBORDINATED DEBT, SHAREHOLDERS:

       The subordinated debt payable to shareholders bears interest at 6.19% compounded annually. Payment of principal and interest is subordinated to the note payable, bank, mortgage note payable, and term note payable. Included in the balance at December 31, 1997 and 1996, is $862,321 and $806,354, respectively, of accrued interest.

       On January 1, 1996, a portion of the subordinated debt was repaid in connection with the buyout of a shareholder (see Note 9).


8.     SHAREHOLDER BUYOUT:

       On January 1, 1996, the Company repurchased and retired the stock of a 15% shareholder. In return, the shareholder received the following consideration:

       -        $1 for the stock of the Company
       -        $100,000 for his portion of the subordinated debt
       - $50,000 for his interest in an affiliated partnership, for which the Company has assumed the primary obligation for payment.

       The retired subordinated debt at January 1, 1996, was $167,905. Accordingly, the Company recorded income in the amount of $67,905 relating to this forgiveness of debt which is included in other income on the financial statements for the year ended December 31, 1996.

       The Company has also agreed to hire the former shareholder as a consultant through September 2000 and has agreed to pay the following amounts for his services:

       YEARS ENDING DECEMBER 31,                         AMOUNT
       -------------------------                       ---------
                 1998                                  $ 30,000
                 1999                                    30,000
                 2000                                    40,000
                                                       --------
                                                       $100,000
                                                       --------
                                                       --------


9.     401(K) PLAN:

       The Company has a 401(k) plan available to all eligible employees who are not covered by the union contract. Participants may make pre-tax contributions in an amount not to exceed that allowable under applicable provisions of the Internal Revenue Code.

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




10.    COMMITMENTS:

       The Company leases certain real estate in Waterbury, Connecticut, from a limited partnership affiliated by common ownership. Under the terms of the lease, the Company pays all utilities, real estate taxes, insurance and repairs up to $5,000 per year. The lease expires in March 1999. Rent expense, which includes amounts paid for real estate taxes, was approximately $326,000 and $316,000 for the years ended December 31, 1997 and 1996, respectively. The Company subleases a portion of the Waterbury property under short-term operating leases. Sublease income for 1997 and 1996 was approximately $44,000 and $49,000, respectively.

       Future minimum lease payments relating to this lease for years ending December 31, exclusive of real estate taxes are:

                 1998                                  $224,000
                 1999                                    56,000
                                                       --------
                                                       $280,000
                                                       --------
                                                       --------


       The Company has also entered into a consulting agreement with its chairman and chief executive officer. The consulting fee under this agreement will be $108,000 for 1998. The fee is payable monthly.

       The Company has a volume rebate program for its customers. The rebates earned by customers during the years ended December 31, 1997 and 1996, were approximately $85,000 and $80,000, respectively. These amounts have been included in selling expenses.


11.    INCOME TAXES:

       FASB Statement No. 109 "Accounting for Income Taxes", requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. No valuation allowance has been necessary. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                     SHEET METAL MANUFACTURING COMPANY, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996




11.    INCOME TAXES (CONTINUED):

       The tax effects of principal temporary differences are shown as follows:

                                                            1997        1996
                                                         ---------    ---------
Accelerated tax depreciation on fixed assets             $(218,500)   $(201,800)
Allowance for doubtful accounts                             14,000       17,500
Inventory costs capitalized for tax purposes                 8,000        7,500
State net operating loss carryforward                       54,000
                                                         ---------    ---------
   Net deferred tax liability                            $(142,500)   $(176,800)
                                                         ---------    ---------
                                                         ---------    ---------
The temporary differences are classified as follows:

   Short-term deferred tax asset                         $  22,000    $  25,000
   Long-term deferred tax liability                       (164,500)    (201,800)
                                                         ---------    ---------
                                                         $(142,500)   $(176,800)
                                                         ---------    ---------
                                                         ---------    ---------


       The components of income tax expense (benefit) for the years ended December 31, 1997 and 1996, are as follows:

                                                      1997               1996
                                                    ---------          ---------
Federal:
   Current                                          $(274,385)         $  34,199
   Deferred                                            40,000             14,000
                                                    ---------          ---------
                                                     (234,385)            48,199
                                                    ---------          ---------
State:
   Current                                             (1,100)             8,335
   Deferred                                           (74,300)             8,700
                                                    ---------          ---------
                                                      (75,400)            17,035
                                                    ---------          ---------
Income tax expense (benefit)                        $(309,785)         $  65,234
                                                    ---------          ---------
                                                    ---------          ---------

FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 1996 AND 1995




                            SHEET METAL MANUFACTURING
                                  COMPANY, INC.

                     SHEET METAL MANUFACTURING COMPANY, INC.

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



                                    CONTENTS



Independent Auditor's Report................................................1

Financial Statements:

   Balance Sheets.........................................................2-3

   Statements of Operations.................................................4

   Statements of Shareholders' Equity.......................................5

   Statements of Cash Flows...............................................6-7

Notes to Financial Statements............................................8-14

                     INDEPENDENT AUDITOR'S REPORT





Board of Directors
Sheet Metal Manufacturing Company, Inc.
Ridgewood, Queens, New York


We have audited the accompanying balance sheets of Sheet Metal Manufacturing Company, Inc. as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sheet Metal Manufacturing Company, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                     /s/ Friedman & Fuller, P.C.

February 12, 1997

                See Notes to Financial Statements
                SHEET METAL MANUFACTURING COMPANY, INC.

                            BALANCE SHEETS
                YEARS ENDED DECEMBER 31, 1996 AND 1995



                                ASSETS

                                                            1996        1995
                                                         ----------   ----------
Current assets:
   Cash                                                  $   27,558   $   51,651
   Accounts receivable:
     Trade (net of allowance for doubtful accounts of
      $47,245 in 1996 and $41,212 in 1995)                1,869,446    1,312,920
     Other                                                    4,051       15,567
   Inventory                                              1,339,731    1,318,934
   Due from affiliates                                       36,291       39,341
   Prepaid expenses and other                               106,651       75,468
   Income tax refunds receivable                                         115,000
   Deferred income tax asset                                 25,000       57,300
                                                         ----------   ----------
     Total current assets                                 3,408,728    2,986,181
                                                         ----------   ----------
Property, plant and equipment:
   Land                                                     324,432      324,432
   Building and improvements                              1,510,864    1,509,339
   Machinery and equipment                                1,026,712      937,893
   Trucks and automobiles                                   296,768      296,768
   Computer equipment                                        89,965       84,887
   Furniture and fixtures                                    37,506       37,506
                                                         ----------   ----------
                                                          3,286,247    3,190,825
   Less accumulated depreciation                          1,690,174    1,523,646
                                                         ----------   ----------
                                                          1,596,073    1,667,179
                                                         ----------   ----------
Other assets:
   Notes and loans receivable, affiliates                   429,593      260,508
   Deferred charges, net of accumulated amortization
   of $54,208                                               205,984
                                                         ----------   ----------
                                                            635,577      260,508
                                                         ----------   ----------
                                                         $5,640,378   $4,913,868
                                                         ----------   ----------
                                                         ----------   ----------

                See Notes to Financial Statements

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995




                 LIABILITIES AND SHAREHOLDERS' EQUITY



                                                            1996         1995
                                                         ----------   ----------
Current liabilities:
   Note payable, bank                                    $1,240,772   $1,109,396
   Current portion of long-term debt                        252,762    1,400,613
   Accounts payable                                         807,434      488,345
   Accrued expenses                                          77,657       90,894
   Income taxes payable                                      20,600
                                                         ----------   ----------
     Total current liabilities                            2,399,225    3,089,248
                                                         ----------   ----------
Non-current liabilities:
   Deferred income taxes                                    201,800      211,400
   Long-term debt, net of current portion                 1,456,267
   Subordinated debt, shareholders                        1,010,354    1,119,364
                                                         ----------   ----------
                                                          2,668,421    1,330,764
                                                         ----------   ----------
Shareholders' equity:
   Common stock, $10 par; authorized, 100 shares;
    issued and outstanding 85 shares in 1996,                   850        1,000
    100 shares in 1995
   Paid-in capital                                          320,511      320,362
   Retained earnings                                        251,371      172,494
                                                         ----------   ----------
                                                            572,732      493,856
                                                         ----------   ----------
                                                         $5,640,378   $4,913,868
                                                         ----------   ----------
                                                         ----------   ----------

                See Notes to Financial Statements

                SHEET METAL MANUFACTURING COMPANY, INC.

                       STATEMENTS OF OPERATIONS
                YEARS ENDED DECEMBER 31, 1996 AND 1995






                                                     1996              1995
                                                 ------------      ------------
Sales                                            $ 12,558,456      $ 11,336,924

Cost of sales                                       9,774,971         9,199,073
                                                 ------------      ------------
Gross profit                                        2,783,485         2,137,851
                                                 ------------      ------------
Operating expenses:
   Warehouse and distribution                       1,143,488         1,043,146
   Selling                                            449,036           295,414
   General and administrative                         883,553           799,843
                                                 ------------      ------------
                                                    2,476,077         2,138,403
                                                 ------------      ------------
Income (loss) from operations                         307,408              (552)
                                                 ------------      ------------
Other income (expense):
   Rental income                                       49,488            59,666
   Interest expense                                  (338,242)         (437,962)
   Write-off of capitalized loan costs                                  (63,041)
   Other                                              125,457            25,217
                                                 ------------      ------------
                                                     (163,297)         (416,120)
                                                 ------------      ------------
Income (loss) before income taxes                     144,111          (416,672)

Income tax expense (benefit)                           65,234          (167,315)
                                                 ------------      ------------
Net income (loss)                                $     78,877      $   (249,357)
                                                 ------------      ------------
                                                 ------------      ------------

                See Notes to Financial Statements

                SHEET METAL MANUFACTURING COMPANY, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY
                YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                                                          TOTAL
                                                      COMMON           PAID-IN         RETAINED        SHAREHOLDERS'
                                                       STOCK           CAPITAL          EARNINGS         EQUITY
                                                    -----------      -----------      -----------      -----------
Balance, January 1, 1995                            $     1,000      $   320,362      $ 1,500,239      $ 1,821,601

Spin-off of Castle Building Products subsidiary                                        (1,078,388)      (1,078,388)

Net loss for the year                                                                    (249,357)        (249,357)
                                                    -----------      -----------      -----------      -----------
Balance, December 31, 1995                                1,000          320,362          172,494          493,856

Repurchase and retirement of 15 shares of
 common stock                                              (150)             149                                (1)

Net income for the year                                                                    78,877           78,877
                                                    -----------      -----------      -----------      -----------
Balance, December 31, 1996                          $       850      $   320,511      $   251,371      $   572,732
                                                    -----------      -----------      -----------      -----------
                                                    -----------      -----------      -----------      -----------



                See Notes to Financial Statements

                SHEET METAL MANUFACTURING COMPANY, INC.

                       STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1996 AND 1995





                                                               1996           1995
                                                           ------------    ------------
Cash flows from operating activities:
   Cash received from customers                            $ 12,087,806    $ 11,638,637
   Cash paid to suppliers and employees                     (11,770,408)    (11,069,125)
   Interest received                                             10,725
   Interest paid                                               (279,347)       (291,958)
   Income taxes refunded                                        100,266
   Income taxes paid                                             (7,200)       (332,664)
                                                           ------------    ------------
     Net cash provided by (used in) operating activities        141,842         (55,110)
                                                           ------------    ------------
Cash flows from investing activities:
   Loans made to affiliates                                    (182,113)       (178,783)
   Loan acquisition costs                                      (260,192)
   Repayment of affiliate loans                                  82,000
   Acquisition of property and equipment                        (15,422)        (89,256)
                                                           ------------    ------------
     Net cash used in investing activities                     (375,727)       (268,039)
                                                           ------------    ------------
Cash flows from financing activities:
   Repayment of prior note payable, bank                     (1,109,396)
   Net borrowings on new note payable, bank                   1,240,772
   Repayment of prior long-term debt                         (1,400,000)
   Proceeds from issuance of long-term debt                   1,600,000
   Net increase in note payable, bank                                           302,360
   Principal payments on long-term debt                        (121,584)        (34,909)

     Net cash provided by financing activities                  209,792         267,451
                                                           ------------    ------------
Net decrease in cash                                            (24,093)        (55,698)

Cash, beginning of year                                          51,651         107,349
                                                           ------------    ------------
Cash, end of year                                          $     27,558    $     51,651
                                                           ------------    ------------
                                                           ------------    ------------

                See Notes to Financial Statements

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                          1996           1995
                                                                       -----------    -----------
Reconciliation of net income (loss) to net cash
 provided by (used in) operating activities:

   Net income (loss)                                                   $    78,877    $  (249,357)
                                                                       -----------    -----------
   Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
     Provision for losses on accounts receivable                             6,033        (11,288)
     Depreciation and amortization                                         220,736        166,635
     Write-off of capitalized loan costs                                                   63,041
     Interest on subordinated debt                                          58,895        146,004
     Subordinated debt forgiven                                            (67,905)
     Deferred income taxes                                                  22,700        (79,900)
     (Increase) decrease in:
       Accounts receivable, trade                                         (562,559)        50,479
       Accounts receivable, other                                           11,516          9,012
       Inventory                                                           (20,797)     1,063,506
       Due from subsidiary                                                                221,897
       Due from affiliates                                                   3,050        (39,341)
       Prepaid expenses and other                                          (31,183)       (15,760)
       Income tax refunds receivable                                       115,000       (115,000)
       Accrued interest on notes and loans receivable,
        affiliate                                                          (18,973)
     Increase (decrease) in:
       Accounts payable                                                    319,089       (841,184)
       Accrued expenses                                                    (13,237)      (118,775)
       Income taxes payable                                                 20,600       (305,079)
                                                                       -----------    -----------
   Total adjustments                                                        62,965        194,247
                                                                       -----------    -----------
   Net cash provided by (used in) operating activities                 $   141,842    $   (55,110)
                                                                       -----------    -----------
                                                                       -----------    -----------
Supplemental schedule of noncash investing and financing activities:

   Spin-off of Castle Building Products subsidiary                                     $ 1,078,388
                                                                                       -----------
                                                                                       -----------
   Equipment purchased and obligation incurred under
    capital lease                                                      $    80,000


   Buyout of former shareholder's stock and
    subordinated debt for issuance of note                                 150,001
                                                                       -----------

                                                                       $   230,001
                                                                       -----------
                                                                       -----------

                See Notes to Financial Statements

                SHEET METAL MANUFACTURING COMPANY, INC.

                     NOTES TO FINANCIAL STATEMENTS
                YEARS ENDED DECEMBER 31, 1996 AND 1995



1.     ORGANIZATION AND DESCRIPTION OF OPERATIONS:

       Sheet Metal Manufacturing Co., Inc. (the Company) consists of two manufacturing and distribution divisions of roof drainage products located in Ridgewood, New York, and Waterbury, Connecticut. The Company's customers are building material wholesalers located throughout the United States with most located in the northeastern United States. Credit is granted to substantially all of these customers on an unsecured basis.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       CASH BALANCES:
       The Company maintains cash in a financial institution in amounts which at times exceed the Federal government's deposit insurance.

       INVENTORY:
       Inventory is stated at full absorption cost, computed on the last-in, first-out (LIFO) method.

       PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION: Property, plant and equipment are stated at cost. Depreciation is being provided on the straight-line method over the estimated useful lives of the related assets as follows:

                   ASSET                               LIFE
         -------------------------------      -------------------------
         Building and improvements            30 to 31-1/2 years
         Machinery and equipment              10 years
         Trucks and automobiles                5 years
         Data processing equipment             7 years
         Furniture and fixtures                7 years


       Included in property, plant and equipment at December 31, 1996, is $80,000 of equipment acquired under a capital lease. Depreciation expense and accumulated depreciation at December 31, 1996, related to this equipment was $7,490.

       INCOME TAXES:
       The Company provides for deferred income taxes arising from differences in the financial statement and tax bases of assets and liabilities which will result in taxable or deductible amounts in the future.

       USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995



3.     INVENTORY:

       At December 31, 1996 and 1995, inventory consisted of the following components:

                                                    1996        1995
                                                 ----------   ----------
        Raw materials                            $  697,022   $  784,503

        Manufactured finished goods, and goods
         purchased for resale                       642,709      534,431
                                                 ----------   ----------
                                                 $1,339,731   $1,318,934
                                                 ----------   ----------
                                                 ----------   ----------

       If inventory had been determined by the first-in, first-out (FIFO) method, net income (loss) would have been approximately $37,000 in 1996 and ($121,000) in 1995; retained earnings would have been approximately $433,000 in 1996 and $396,000 in 1995; and inventory would have been greater by approximately $254,000 in 1996 and $331,000 in 1995.


4.     RELATED PARTIES:

       Amounts due from affiliates represent transactions occurring in the ordinary course of business. There is no interest associated with any of these transactions.

       Amounts classified as "notes and loans receivable" bear interest at rates of 9-3/4% to 12% per annum, with interest payable monthly. A portion of these amounts is due on demand; however, management does not intend to call the notes during the next fiscal year and, accordingly, the amounts are reflected as long-term. The remaining notes have stated maturity dates ranging from December 1999 through August 2001. Interest income related to the notes for the years ended December 31, 1996 and 1995, was approximately $30,000 and $14,000, respectively.


5.     SPIN-OFF OF SUBSIDIARY:

       As of January 1, 1995, the Company spun off its wholly-owned subsidiary, Castle Building Products, Inc., (Castle) as an independent entity. The spin-off was tax free under Internal Revenue Service guidelines. At the time of the spin-off, the net assets of the subsidiary were $1,078,388. This amount has been charged against retained earnings on the effective date of the spin-off.

       During the years ended December 31, 1996 and 1995, the Company sold approximately $659,000 and $520,000, respectively, of product to Castle, which is now related through common ownership.

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995



6.     NOTE PAYABLE, BANK:

       In July 1996, the Company entered into a new line of credit that provides for maximum borrowings of $2,250,000. The borrowing base is determined by 80% of eligible receivables plus 50% of eligible inventory. The line of credit bears interest at the prime rate plus 1-1/2%, which is payable monthly. Substantially all assets of the Company are pledged as collateral under this agreement. Borrowings are available through July 1998 when all amounts outstanding become due in full.

       The Company incurred costs of $260,192 related to the above financing. These costs have been capitalized as a deferred charge and are being amortized over the two-year life of the loan. Amortization expense related to these costs was $54,208 for the year ended December 31, 1996.

       In connection with this agreement, the Company has agreed to maintain, among other provisions, certain minimums of tangible net worth, debt to equity ratio, debt service coverage, net income and working capital. The Company has also agreed to subordinate certain shareholder loans (see
       Note 8). At December 31, 1996, the Company was in compliance with all of the required covenants.

       At December 31, 1995, the note payable, bank represented amounts outstanding under a line of credit agreement which included certain financial covenants. The Company was not in compliance with all of these covenants as of or during the year ended December 31, 1996. In January 1996, the bank entered into a modification and forbearance agreement with the Company. In July 1996, this note was refinanced with the new lender as described above.


7.     LONG-TERM DEBT:

                                                                                      1996              1995
        Mortgage note payable  (a)                                                                   $1,400,613

        Mortgage note payable, interest at prime plus 1-7/8% per annum, payable in monthly principal installments of $5,833 plus interest through July
        1998 at which time the balance
        is due.  (b)                                                                $1,370,834

        Term note payable, interest at prime plus 2.25% per annum; payable in monthly principal install-ments of $11,111 plus interest through August
        1998. (b)
                                                                                       144,445

        Note payable to former shareholder, interest at 10% per annum, payable in quarterly principal installments of $8,824 plus interest through January
        1999 when outstanding amounts are payable in full
                                                                                       123,529

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995


7.     LONG-TERM DEBT (CONTINUED):

                                                                           1996         1995
                                                                       ----------   ----------
        Capital lease obligation, interest at 9-1/4%, payable in
        monthly principal and interest installments of $ 1,670
        through March 2001. (c)                                            70,221
                                                                       ----------   ----------
                                                                        1,709,029    1,400,613
        Less current portion                                              252,762    1,400,613
                                                                       ----------   ----------
        Long-term portion                                              $1,456,267   $    -0-
                                                                       ----------   ----------
                                                                       ----------   ----------

       (a) The mortgage note payable outstanding at December 31, 1995, became callable by the lender due to violations of certain financial covenants, and the entire balance was classified as a current obligation. This note was refinanced in 1996.

       (b)    Terms and conditions are the same as the note payable, bank (see
              Note 6.)

       (c) During 1996, the Company entered into a noncancellable capitalized lease for equipment that expires in March 2001. Future minimum lease payments under this agreement for years ending December 31, are as follows:

                    1997                                        $      20,040
                    1998                                               20,040
                    1999                                               20,040
                    2000                                               20,040
                    2001                                                5,010
                                                                -------------
                                                                       85,170

      Less amount representing interest at 9.25%                       14,949
                                                                -------------
      Present value of future minimum lease payments            $      70,221
                                                                -------------
                                                                -------------

       Long-term debt matures during years ending December 31, as follows:

                 1997                                  $  252,762
                 1998                                   1,362,740
                 1999                                      69,931
                 2000                                      18,631
                 2001                                       4,965
                                                       ----------
                                                       $1,709,029
                                                       ----------
                                                       ----------

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995




8.     SUBORDINATED DEBT, SHAREHOLDERS:

       The subordinated debt payable to shareholders bears interest at 6.19% compounded annually for the year ended December 31, 1996. For the year ended December 31, 1995, the interest rate was 15% per annum. This was changed in 1996 by formal consent of the note holders. Payment of principal and interest is subordinated to the note payable, bank, mortgage note payable, and term note payable. Included in the balance at December 31, 1996 and 1995, is $806,354 and $719,364, respectively, of accrued interest.

       On January 1, 1996, a portion of the subordinated debt was repaid in connection with the buyout of a shareholder (see Note 9).


9.     SHAREHOLDER BUYOUT:

       On January 1, 1996, the Company repurchased and retired the stock of a 15% shareholder. In return, the shareholder received the following consideration:

-       $1 for the stock of the Company
-       $100,000 for his portion of the subordinated debt
- $50,000 for his interest in an affiliated partnership, for which the Company has assumed the primary obligation for payment.

       The retired subordinated debt at January 1, 1996, was $167,905. Accordingly, the Company has recorded income in the amount of $67,905 relating to this forgiveness of debt which is included in other income on the financial statements for the year ended December 31, 1996.

       The Company has also agreed to hire the former shareholder as a consultant through September 2000 and has agreed to pay the following amounts for his services:

       YEARS ENDING DECEMBER 31,                         AMOUNT
       ------------------------                          -------
                 1997                                  $  30,000
                 1998                                     30,000
                 1999                                     30,000
                 2000                                     40,000
                                                       ---------
                                                       $ 130,000
                                                       ---------
                                                       ---------

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995




10.    COMMITMENTS:

       The Company leases certain real estate in Waterbury, Connecticut, from a limited partnership affiliated by common ownership. Under the terms of the lease, the Company pays all utilities, real estate taxes, insurance and repairs up to $5,000 per year. The lease expires in March 1999. Rent expense, which includes amounts paid for real estate taxes, was approximately $316,000 for each of the years ended December 31, 1996 and 1995. The Company subleases a portion of the Waterbury property under short-term operating leases. Sublease income for 1996 and 1995 was approximately $49,000 and $60,000, respectively.

       Future minimum lease payments relating to this lease for years ending December 31, exclusive of real estate taxes are:

                 1997                                  $210,000
                 1998                                   221,000
                 1999                                    58,000
                                                       --------
                                                       $489,000
                                                       --------
                                                       --------

       The Company has also entered into a consulting agreement with its chairman and chief executive officer. The consulting fee under this agreement will be $108,000 for each of the years 1997 and 1998. The fee is payable monthly.

       The Company has a volume rebate program for its customers. The rebates earned by customers during the years ended December 31, 1996 and 1995, were approximately $61,000 and $80,000, respectively. These amounts have been included in selling expenses.


11.    INCOME TAXES:

       FASB Statement No. 109 "Accounting for Income Taxes", requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. No valuation allowance has been necessary. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                SHEET METAL MANUFACTURING COMPANY, INC.

                YEARS ENDED DECEMBER 31, 1996 AND 1995




11.    INCOME TAXES (CONTINUED):

       The tax effects of principal temporary differences are shown as follows:

                                                            1996        1995
                                                         ---------    ---------
Accelerated tax depreciation on fixed assets             $(201,800)   $(211,400)
Allowance for doubtful accounts                             17,500       15,100
Inventory costs capitalized for tax purposes                 7,500        7,200
State net operating loss carryforward                                    35,000
                                                         ---------    ---------
   Net deferred tax liability                            $(176,800)   $(154,100)
                                                         ---------    ---------
                                                         ---------    ---------
The temporary differences are classified as follows:

   Short-term deferred tax asset                         $  25,000    $  57,300
   Long-term deferred tax liability                       (201,800)    (211,400)
                                                         ---------    ---------
                                                         $(176,800)   $(154,100)
                                                         ---------    ---------
                                                         ---------    ---------


       The components of income tax expense (benefit) for the years ended December 31, 1996 and 1995, are as follows:

                                                      1996              1995
                                                    ---------         ---------
Federal:
   Current                                          $  34,199         $ (78,898)
   Deferred                                            14,000           (42,900)
                                                    ---------         ---------
                                                       48,199          (121,798)
                                                    ---------         ---------
State:
   Current                                              8,335            (8,517)
   Deferred                                             8,700           (37,000)
                                                    ---------         ---------
                                                       17,035           (45,517)
                                                    ---------         ---------
Income tax expense (benefit)                        $  65,234         $(167,315)
                                                    ---------         ---------
                                                    ---------         ---------